Exhibit 99.1

CONNECTONE BANCORP, INC. COMPLETES MERGER WITH

THE FIRST OF LONG ISLAND CORPORATION

Englewood Cliffs, N.J., June 2, 2025 -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced the completion of its previously announced merger with The First of Long Island Corporation (Nasdaq: FLIC) (“First of Long Island”), parent company of The First National Bank of Long Island. With the completion of the transaction, the combined company is operating under the ConnectOne brand, with approximately $14 billion in total assets, $11 billion in total deposits and $11 billion in total loans.

“We are pleased to conclude this complementary, financially savvy transaction, expanding the ConnectOne mission” commented Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer. “With greater scale, enhanced capabilities and a shared client-first culture, we are poised to accelerate growth, and strengthen franchise value. I look forward to serving our growing client base and providing the robust Long Island community an even wider range of services.”

ConnectOne now offers a powerful retail network of 60+ branches spanning New York, New Jersey, and Southeast Florida, where clients can benefit from personalized service, expanded expertise and customizable product offerings.

In accordance with the terms of the Agreement and Plan of Merger, First of Long Island merged with and into ConnectOne Bank. First of Long Island shareholders received 0.5175 shares of ConnectOne common stock for each share of FLIC common stock owned. FLIC shareholders also received cash in lieu of any fractional shares they would have otherwise received in the merger.

Following the closing, and pursuant to the terms of the merger agreement, ConnectOne’s Board of Directors has been expanded to 15 members. Christopher Becker, former President and CEO of The First National Bank of Long Island and The First of Long Island Corporation, has been appointed Vice Chairman of ConnectOne. Joining him on the Board are Peter Quick and Ed Haye, both of whom served as independent directors on the First of Long Island board.

“We’re honored to welcome these accomplished leaders to our Board of Directors,” said Sorrentino. “Each offers valuable industry expertise, strategic insight, and a strong commitment to our mission. Their guidance and in-depth knowledge of the Long Island landscape will be instrumental as we continue to grow and deliver exceptional value to our clients, communities, and shareholders.”

Keefe, Bruyette & Woods, Inc., A Stifel Company, served as financial advisor to ConnectOne and Windels Marx Lane & Mittendorf, LLP served as its legal counsel. Piper Sandler & Co, served as financial advisor to First of Long Island and Luse Gorman PC served as its legal counsel.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the impact of potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction as well as those factors discussed in ConnectOne’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). Except as required by law, ConnectOne does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Investor Contact:

William S. Burns

Senior Executive VP & CFO

201.816.4474: bburns@cnob.com

Media Contact:

Shannan Weeks

MikeWorldWide

732.299.7890: sweeks@mww.com